Millicom International Cellular S.A. Insider Trading Policy 2026 Legal - Governance

[Enter name of policy] Page 2 of 15 TABLE OF CONTENTS 1 Purpose ...................................................................................................................................................................... 3 2 Scope and Applicability .............................................................................................................................................. 3 3 Definitions .................................................................................................................................................................. 3 4 Roles and Responsibilities .......................................................................................................................................... 6 5 Policy Requirements .................................................................................................................................................. 7 5.1 Prohibitions ....................................................................................................................................................... 7 5.2 Exceptions ......................................................................................................................................................... 8 5.3 Suspension of Trading ....................................................................................................................................... 8 5.4 Notification Requirements, Reporting Obligations and Regulated Lists ........................................................... 8 5.5 Black-Out Periods .............................................................................................................................................. 9 5.6 Logbooks (only applicable to Insider Information that is relevant to the Lux Bonds and the Swedish Bonds) 10 5.7 Deviations from this Policy .............................................................................................................................. 10 6 Exceptions ................................................................................................................................................................ 10 7 Enforcement ............................................................................................................................................................ 11 8 Appendices .............................................................................................................................................................. 12 8.1 Appendix A – Additional Guidance on Inside Information .............................................................................. 12 8.2 Appendix B – SEC Form 144 Notice of Proposed Sale of Securities ................................................................ 13

[Enter name of policy] Page 3 of 15 1 PURPOSE As a public issuer of common shares traded on the Nasdaq Stock Market, bonds traded on the EuroMTF Market operated by the Luxembourg Stock Exchange (the “Lux Bonds”) and bonds traded on a regulated market in Sweden (the “Swedish Bonds”), Millicom International Cellular S.A. (the “Company” or “Millicom”) is required to follow applicable securities laws and market abuse rules and regulations, as well as the disclosure requirements within the rules of the exchanges on which its securities are listed. Employees, directors and representatives of Millicom and its subsidiaries and jointly controlled entities (the “Operating Companies” and together, the “Millicom Group”), collectively and individually have an obligation to prevent insider trading violations. Due to the severity of the possible sanctions, both to you individually and to the Company, this policy (the “Policy”) is in place to assist us in complying with our obligations. Individuals that have access to material non-public information about Millicom are not permitted to disclose that information to anyone (unless their jobs require them to have that information) and may not trade in Millicom securities until that information becomes public or is no longer material and may not advise anyone else to do so. Any trading in Millicom securities by an Executive Team member must be pre-approved by Millicom’s Chief Legal & Compliance Officer, and any trading activity by any other employee, director or representative of Millicom must be reported in writing to the Trading Compliance Officer within 24 hours of the trade taking place. Detailed restrictions and requirements are described in this Policy. Any violation of these laws and regulations could be subject to personal liability and could face administrative and/or criminal penalties. In addition, any violation of this Policy could subject you to disciplinary action, up to and including termination. The objective of this Policy is to establish the main rules and regulations governing insider trading within Millicom, including related processes and reporting requirements. The key risks that this Policy seeks to address are: • Violation of various insider trading rules applicable to Millicom, and its officers, directors and employees; and • Failure to make the required regulatory disclosures and market communications, or failure to make such disclosures and market communications within the required timeframes. This Policy is not intended to replace your responsibility to understand and comply with the legal prohibition on insider trading. If you have specific questions regarding this Policy or the applicable laws and regulations, contact our Trading Compliance Officer (see Section 4). 2 SCOPE AND APPLICABILITY This Policy applies to all Millicom Insiders and the decisions Millicom Insiders make with respect to trading in Millicom Securities. 3 DEFINITIONS Term Definition Black-Out Period A defined period that begins at least 30 days preceding Millicom’s quarterly announcement of its results (usually on the last day of the calendar quarter) and ends

[Enter name of policy] Page 4 of 15 after the completion of one full trading day following Millicom’s quarterly announcement of its results during which, the trading in, or decisions related to trading in Millicom Securities, is prohibited. Closely Associated Persons 1. A spouse, or a partner considered to be equivalent to a spouse; 2. A dependent child; 3. A relative who has shared the same household for at least one year as of the date of the transaction concerned; or 4. A legal person, trust or partnership, the managerial responsibilities of which are discharged by an Insider or by a person referred to in point 1, 2 or 3, which is directly or indirectly controlled by such a person, (or) which is set up for the benefit of such a person, or the economic interests of which are substantially equivalent to those of such a person. HQ Employee Any employee of the Millicom Group with an @millicom.com email address in any location. Insiders 1. Members of our Board of Directors, our Executive Team, and HQ Employees regardless of their location, as well as senior management of the Operating Companies and any other employee or person who may have access to Inside Information. For the avoidance of doubt, while not necessarily considered as Millicom Insiders, the trading restrictions within this Policy during Black-Out Periods also extend to all HQ Employees; 2. Individuals within our operating companies and their local partners or joint venture partners who receive or have access to Inside Information; and 3. Members of the immediate family or household of the persons listed in 1 and 2. Inside Information Information of a precise nature, which has not been made public, relating, directly or indirectly, to a company or its financial instruments, and which, if it were made public, would be likely to have a significant impact on the prices of those financial instruments. Information would be “likely to have a significant effect on the price of the financial instruments” if there is a substantial likelihood that a reasonable investor would be likely to use the information as part of the basis of his or her investment decisions. Additional guidance on Inside Information is included in Appendix A to this Policy. Logbook [only in relation to the Lux Bonds and Swedish Bonds] A list of individuals with access or potential access to specifically identified Inside Information, and subject to the relevant trading restrictions applicable to Inside Information as set out in this Policy. Other Restricted Persons Other individuals, not defined otherwise herein, for whom trading restrictions apply. Person Discharging Managerial Responsibilities (PDMR) 1. A member of the Board of Directors of Millicom; and 2. A senior executive who is not a member of the Board of Directors, who has regular access to Inside Information relating directly or indirectly to Millicom and power to make managerial decisions affecting the future developments and business prospects of Millicom, i.e., CEO, CFO, CLCO, CEAO, and CTIO (the “Executive Team”).

[Enter name of policy] Page 5 of 15 Reporting Persons Members of our Board of Directors and officers (as defined in Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act")). Rule 1441 The U.S. Securities and Exchange Commission (SEC) adopted Rule 144, which allows public resale of restricted and control securities if the conditions listed below are met. Restricted securities are securities acquired in unregistered, private sales from the issuing company or from an affiliate of the issuer (such as shares received as part of an employee stock benefit plan). Control securities are those held by an affiliate of the issuer, such as employees, directors, members of the executive team and large shareholders, in a relationship of control with the issuer. Control means the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise. To sell restricted or control securities, five conditions must be met: 1- Holding Period. The securities must be held for at least 6 months. Note: The holding period only applies to restricted securities. Because securities acquired in the public market are not restricted, there is no holding period for an affiliate who purchases securities of the issuer in the marketplace. 2- Current Public Information. There must be adequate current information about the issuing company publicly available before the sale can be made. For reporting companies, this generally means that the companies have complied with the periodic reporting requirements of the Exchange Act. 3- Trading Volume Formula. If you are an affiliate, the number of equity securities you may sell during any three-month period cannot exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144. Over-the-counter stocks, including those quoted on the OTC Bulletin Board and the Pink Sheets, can only be sold using the 1% measurement. 4- Ordinary Brokerage Transactions. If you are an affiliate, the sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities. 5- Filing a Notice of Proposed Sale With the SEC. If you are an affiliate, you must file a notice with the SEC on Form 144 if the sale involves more than 5,000 shares or the aggregate dollar amount is greater than $50,000 in any three-month period. See Appendix 8.2 for the notification form. 1 For more information on Rule 144, please visit the SEC website: https://www.sec.gov/about/reports-publications/investorpubsrule144

[Enter name of policy] Page 6 of 15 Section 16 Section 16(a) of the Exchange Act sets forth reporting obligations to the Reporting Persons. Reporting Persons are required to report their beneficial ownership of, and transactions in, equity securities of the Company on Forms 3, 4 and 5, as applicable. Form 3 (Initial Statement of Beneficial Ownership) must be filed by each Reporting Person as of March 18, 2026, or, in the case of any director or officer who becomes subject to Section 16(a) thereafter, within 10 calendar days. Form 4 (Statement of Changes in Beneficial Ownership) must be filed before the end of the second business day following the execution date of a reportable transaction. Reportable transactions generally include open-market purchases or sales, the grant or exercise of stock options or similar equity awards, the settlement of restricted share units, and dispositions of securities, including any donation or gift of company equity securities by the insider and sales effected to satisfy tax withholding obligations. Form 5 (Annual Statement of Beneficial Ownership) may be filed within 45 days after the end of the Company’s fiscal year to report certain transactions that are exempt from Form 4 reporting or otherwise eligible for deferred reporting. Securities Securities include inter alia common stock, preferred stock, options to purchase common stock, warrants, bonds, convertible debentures and derivative securities. Trading Compliance Officer The Company Secretary, Maria Maiori, who may delegate all or part of this function. 4 ROLES AND RESPONSIBILITIES Role Responsibilities Trading Compliance Officer The Trading Compliance Officer has the following duties which may be executed following the instructions from the Chief Legal & Compliance Officer or the advice of external counsel in the relevant jurisdiction: • Determining who the Millicom Insiders (or Other Restricted Persons) are and notifying them; • Keeping Logbooks; • Performing periodic cross-checks of available materials as may be required, which may include Form 3, Form 4, Form 5 and Form 144 (which must be filed prior to selling Millicom securities OTC in the U.S.), Schedules 13D and G, officers’ and directors’ questionnaires, and reports received from our transfer agent to determine trading activity by officers, directors and others who have, or may have, access to Inside Information; • Circulating this Policy (and/or a summary) to all existing employees, officers and directors and providing this Policy and other appropriate materials to new officers, directors and others who have, or may have, access to Inside Information;

[Enter name of policy] Page 7 of 15 • Creating and publishing on Millicom’s website a list of the information received by Millicom with respect to trading in Lux Bonds and Swedish Bonds carried out by the PDMRs and/or their Closely Associated Persons to the extent duly notified to Millicom; • Compliance activities as may be necessary with respect to Rule 144 sales of Millicom Securities; and • Promoting compliance with U.S. securities laws and the Nasdaq Stock Market rules and regulations. 5 POLICY REQUIREMENTS 5.1 Prohibitions No Insider: • May place, cancel or amend an order to buy or sell Millicom Securities at any time when they are in possession of Inside Information relating to Millicom; • may place an order to buy or sell, or to cancel or amend a buy or sell order for securities of another company (including, without limitation, any of Millicom’s customers, vendors or suppliers) at any time when they have Inside Information about that company that was obtained in the course of their employment with, or services performed on behalf of, Millicom; • may unlawfully disclose our Inside Information to third parties; • may disclose (“tip”) Inside Information to any other person (including family members), or make recommendations or express opinions on the basis of Inside Information with regard to trading in securities; • who receives or has access to our Inside Information may comment on stock price movement or rumors of other corporate developments that are of possible significance to the investing public unless it is part of the Insider’s job, which is only the case of the CEO, the CFO, and the Head of Investor Relations. If the Insider nonetheless comments on stock price movement or rumors, or discloses Inside Information to a third party, the Insider should contact the Trading Compliance Officer immediately; or • may place an order to buy or sell, or to cancel or amend an order to buy or sell our securities during any of the four Black-Out Periods that occur each fiscal year (see Section 5.5). No Millicom employee or Director: • May trade any shares unless they have met the conditions set by Rule 144 (see “3. Definitions” for more details), including the holding period of 6 months, if applicable; • may engage in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities; • may engage in selling the Company’s stock short (short sales). This type of activity is inherently speculative in nature and is contrary to the best interests of the Company and its shareholders;

[Enter name of policy] Page 8 of 15 • may initiate or conduct a share buyback program, or engage with a third-party agent to execute a share buyback program without prior Board approval, and such program may only be carried out in accordance with this Policy and relevant stock exchange rules in which the buyback program is executed; or • from September 1, 2022, may pledge Millicom shares or otherwise encumber shares for the purpose of obtaining loans or other forms of credit for which their shares are provided as security, without the prior approval of the Chief Legal & Compliance Officer. Former Insiders or former Employees: • must continue to follow the trading restrictions set out in this Policy until the closure of any Logbooks in which the former Insider or former employee was included. No PDMR or person that reports directly to the CEO: • may buy or sell shares without the prior written approval of the Chief Legal & Compliance Officer of Millicom. 5.2 Exceptions The prohibition on trading in Millicom Securities set forth above does not apply to: • The exercise of stock options for cash under any stock option plans (but not the sale of any such shares); • The acquisition of Securities from Millicom through Millicom’s equity incentive plans (but not the sale of any such shares); • “Legitimate behavior,” as defined in the Market Abuse Regulation, in relation to the Lux Bonds and/or the Swedish Bonds; or • “Market soundings,” as defined in the Market Abuse Regulation, in relation to the Lux Bonds and/or the Swedish Bonds. 5.3 Suspension of Trading From time to time, the Trading Compliance Officer may recommend that directors, officers, selected employees and others suspend trading in our securities because of developments that have not yet been disclosed to the public. All such persons should not trade in our securities while the suspension is in effect and should not disclose to others that we have suspended trading for certain individuals. 5.4 Notification Requirements, Reporting Obligations and Regulated Lists All Insiders must: • Report in writing any purchases or sales of Millicom Securities at any time during the fiscal year to the Trading Compliance Officer within 24 hours of occurrence. To avoid any potential instances of non-compliance with this Policy, Insiders are recommended to contact the Trading Compliance Officer to determine if any trading restrictions exist prior to conducting any purchases or sales.

[Enter name of policy] Page 9 of 15 PDMRs and any person that reports directly to the CEO must: • Request prior approval of the Chief Legal & Compliance Officer prior to any transaction related to the financial instruments of the Company conducted on their own account or by their Closely Associated Persons (including receipt of Millicom shares as remuneration). • Notify their Closely Associated Persons of their obligations to report transactions and shall keep a copy of such notification. For any proposed sale by a Board member or member of the Executive Team of more than 5,000 shares or where the aggregate sale price is greater than $50,000 in any three-month period, the member must file a notice with the SEC on Form 144 before or at the time the order to sell is placed with the broker. Such sales are also subject to volume and manner of sale restrictions. Please consult with the Chief Legal & Compliance Officer of Millicom prior to any sales. See Appendix 8.2 for the notification form. The Trading Compliance Officer must: • Keep a list of all Insiders and their Closely Associated Persons and make available on Millicom’s website any information received and notified to Millicom with respect to any transactions carried out by Insiders and/or their Closely Associated Persons; and • Notify the Luxembourg competent authority (CSSF) of any trading in Lux Bonds or Swedish Bonds conducted by Insiders or their Closely Associated Persons, through the relevant reporting process and tool (eRIIS). All Reporting Persons must: • Comply with Section 16 ("Section 16") of the Exchange Act, and the related rules and regulations, and cause any filings on Form 3, Form 4, Form 5 or Form 144 (or as may otherwise be required), to be made. • A Reporting Person is strongly encouraged to confirm as promptly as possible following any transaction that the required information has been successfully communicated to the Company. Therefore, in order to facilitate timely compliance with the requirements of Section 16, Reporting Persons shall also report prior to the execution of the transaction to the Company in writing via e-mail to the Chief Legal & Compliance Officer and if receipt is not verified in writing by the Company, also verify receipt by telephone, the complete details of every transaction (i.e., date, type of transaction, number of shares and price) involving the Company’s equity securities, including gifts, transfers, pledges and all transactions under 10b5-1 and other trading plans. 5.5 Black-Out Periods Each of the quarterly Black-Out Periods begins at least 30 days before Millicom announces its quarterly results (typically on the last day of the last month of the quarter) and ends after the completion of one full trading day following Millicom’s quarterly announcement of its results. If the first day of the Black-Out Period falls on a weekend, the Black- Out Period will start at the close of the Nasdaq Stock Market on the last trading day prior to the weekend. The exact dates are communicated by the Trading Compliance Officer prior to the end of each quarter. Assuming the Nasdaq Stock Market is open each day, below is an example of when you can trade: Announcement on Monday First Day You Can Trade Before Nasdaq opens Tuesday

[Enter name of policy] Page 10 of 15 While Nasdaq is open Tuesday After Nasdaq closes Wednesday 5.6 Logbooks (only applicable to Insider Information that is relevant to the Lux Bonds and the Swedish Bonds) The Trading Compliance Officer must: ➢ Open and maintain Logbook(s) of all Millicom Insiders with access or potential access to Inside Information that may affect Millicom’s ability to fulfil its obligations under the terms and conditions of the Lux Bonds and the Swedish Bonds regardless of whether or not the information will be published as soon as possible, until such time as the Inside Information has been made publicly available, or the information no longer meets the criteria for classification as Inside Information. Third-party Insiders (e.g., external legal counsel) may choose to maintain their own logbooks and if so, must communicate this decision in writing to the Trading Compliance Officer; ➢ Inform each Millicom Insider of their inclusion in an open Logbook and request their acknowledgement and understanding of their obligations in connection with their entry into the Logbook; ➢ Request personal identification information related to each Millicom Insider in accordance with the relevant regulatory requirements related to logbooks; ➢ Notify each Millicom Insider when a Logbook in which they are included is closed; ➢ Notify the relevant authorities of the disclosure of delayed Inside Information and include in that notification the information required by MAR Article 17.4. ➢ Keep all Logbooks for at least five years from the date the final update was made (i.e. in most cases the closing of the Logbook); and ➢ If requested by the competent authority, provide a copy of the Logbook to the authority. Millicom Insiders must not disclose the information which caused the person to be recorded in the Logbook. 5.7 Deviations from this Policy Should any aspect of this Policy be in contravention with, or omit any requirements of local laws and regulations, please contact the Trading Compliance Officer. In certain circumstances, there may be a requirement for an Insider Trading Policy in the countries in which Millicom operates (e.g., if the local entity is a listed company and local regulations require an insider trading policy). Should such circumstances arise, the Insider Trading Policy should be developed in consultation with the Trading Compliance Officer. 6 EXCEPTIONS Other than those included in this Policy, there are no exceptions regarding compliance with this Policy.

[Enter name of policy] Page 11 of 15 7 ENFORCEMENT U.S. Liability The SEC, The Nasdaq Stock Market (“Nasdaq”) and plaintiffs’ lawyers in the U.S. focus on uncovering insider trading. A breach of the insider trading laws could expose the insider to criminal fines up to three times the profits earned and imprisonment up to ten years, in addition to civil penalties (up to three times of the profits earned), and injunctive actions. In addition, punitive damages may be imposed under applicable state laws. Securities laws may also subject controlling persons to civil penalties for illegal insider trading by employees, including employees located outside the United States. Controlling persons include directors, officers, and supervisors. These persons may be subject to fines up to the greater of $1,000,000 or three-times profit (or loss avoided) by the insider trader. Liability for tipping (only applicable to Inside Information that are relevant to the Lux Bonds and the Swedish Bonds) Insiders may also be liable for improper transactions by any person (commonly referred to as a "tippee") to whom they have disclosed Inside Information, or to whom they have made recommendations or expressed opinions on the basis of such information about trading securities. A natural person who engages in insider dealing or market abuse can incur criminal sanctions, including a maximum prison term of six years and/or a maximum administrative pecuniary sanction of the highest of (i) EUR 5,000,000 or in the Member States whose currency is not the euro, the corresponding value in the national currency on 2 July 2014, or (ii) up to ten times the amount of the profits gained or losses avoided because of the infringement, where those can be determined. For a legal person, the corresponding maximum administrative pecuniary sanction amounts to the highest of (i) EUR 15,000,000 or in the Member States whose currency is not the euro, the corresponding value in the national currency on 2 July 2014, (ii) 15 % of the total annual turnover of the legal person, or group, according to the last available accounts approved by the management body, or (iii) up to ten times the amount of the profits gained, or losses avoided because of the infringement, where those can be determined. Attempts are also punishable. Disciplinary Action by Millicom Persons who violate this Policy may be subject to disciplinary action, which may include ineligibility for future participation in our equity incentive plans or termination of employment. Contingent workers / Contractors who violate this Policy will be subject to sanctions up to termination of contract. Everyone should report any suspected violations of this Policy to the Chief Legal & Compliance Officer, the Trading Compliance Officer or through Millicom’s Ethics line.2

[Enter name of policy] Page 12 of 15 8 APPENDICES 8.1 Appendix A – Additional Guidance on Inside Information While it is not possible to define all categories of Inside Information, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered carefully to determine if the information is Inside Information. Examples of such information include non-disclosed: - Financial results - Projections of future earnings or losses - News of a pending or proposed merger - Acquisitions/divestitures - Impending bankruptcy or financial liquidity problems - Notification of nonreliance on an audit report - Gain or loss of a substantial customer or supplier - Changes in dividend policy - New services announcements of a significant nature - Significant pricing changes - Stock splits - New equity or debt offerings - Changes in debt ratings - Significant changes in accounting treatment or policies - Significant litigation exposure due to actual or threatened litigation - Significant legal or regulatory developments that affect the Millicom Group - Significant cyber security risks and incidents - Major changes in senior management Either positive or negative information may be Inside Information.

ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001) 8.2 Appendix B – SEC Form 144 Notice of Proposed Sale of Securities UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 144 NOTICE OF PROPOSED SALE OF SECURITIES PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933 ATTENTION: This Form must be filed in electronic format by means of the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) in accordance with the EDGAR rules set forth in Regulation S -T (17 CFR part 232), except that where the issuer of the securities is not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, this Form must be filed in accordance with Securities Act Rule 144(h)(2). For assistance with EDGAR issues, please consult the EDGAR – Information for Filers webpage on SEC.gov. OMB APPROVAL OMB Number: 3235-0101 Expires: August 31, 2026 Estimated average burden hours per response ........... 1.00 SEC USE ONLY DOCUMENT SEQUENCE NO. CUSIP NUMBER 1 (a) NAME OF ISSUER (Please type or print) (b) S.E.C. FILE NO. WORK LOCATION 1 (c) ADDRESS OF ISSUER STREET CITY STATE ZIP CODE (d) TELEPHONE NO. AREA CODE NUMBER 2 (a) NAME OF PERSON FOR WHOSE ACCOUNT THE SECURITIES ARE TO BE SOLD (b) RELATIONSHIP TO ISSUER INSTRUCTION: The filer should contact the issuer to obtain the S.E.C. File Number. 3 (a) (b) SEC USE ONLY (c) Number of Shares or Other Units To Be Sold (See instr. 3(c)) (d) Aggregate Market Value (See instr. 3(d)) (e) Number of Shares or Other Units Outstanding (See instr. 3(e)) (f) Approximate Date of Sale (See instr. 3(f)) (MO. DAY YR.) (g) Name of Each Securities Exchange (See instr. 3(g)) Title of the Class of Securities To Be Sold Name and Address of Each Broker Through Whom the Securities are to be Offered or Each Market Maker who is Acquiring the Securities Broker-Dealer File Number INSTRUCTIONS: 3. (a) Title of the class of securities to be sold 1. (a) Name of issuer (b) Name and address of each broker through whom the securities are intended to be sold (b) Issuer’s S.E.C. file number, if any (c) Number of shares or other units to be sold (if debt securities, give the aggregate face amount) (c) Issuer’s address, including zip code (d) Aggregate market value of the securities to be sold as of a specified date within 10 days prior to the filing of this notice (d) Issuer’s telephone number, including area code (e) Number of shares or other units of the class outstanding, or if debt securities the face amount thereof outstanding, as shown by the most recent report or statement published by the issuer

ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001) (f) Approximate date on which the securities are to be sold 2. (a) Name of person for whose account the securities are to be sold (g) Name of each securities exchange, if any, on which the securities are intended to be sold (b) Such person’s relationship to the issuer (e.g., officer, director, 10% stockholder, or member of immediate family of any of the foregoing) TABLE I –– SECURITIES TO BE SOLD Furnish the following information with respect to the acquisition of the securities to be sold and with respect to the payment of all or any part of the purchase price or other consideration therefor: Title of the Class Date you Acquired Nature of Acquisition Transaction Name of Person from Whom Acquired (If gift, also give date donor acquired) Amount of Securities Acquired Date of Payment Nature of Payment INSTRUCTIONS: If the securities were purchased and full payment therefor was not made in cash at the time of purchase, explain in the table or in a note thereto the nature of the consideration given. If the consideration consisted of any note or other obligation, or if payment was made in installments describe the arrangement and state when the note or other obligation was discharged in full or the last installment paid. TABLE II –– SECURITIES SOLD DURING THE PAST 3 MONTHS Furnish the following information as to all securities of the issuer sold during the past 3 months by the person for whose account the securities are to be sold. REMARKS: INSTRUCTIONS: See the definition of “person” in paragraph (a) of Rule 144. Information is to be given not only as to the person for whose account the securities are to be sold but also as to all other persons included in that definition. In addition, information shall be given as to sales by all persons whose sales are required by paragraph (e) of Rule 144 to be aggregated with sales for the account of the person filing this notice. ATTENTION: The person for whose account the securities to which this notice relates are to be sold hereby represents by signing this notice that he does not know any material adverse information in regard to the current and prospective operations of the Issuer of the securities to be sold which has not been publicly disclosed. If such person has adopted a written trading plan or given trading instructions to satisfy Rule 10b5-1 under the Exchange Act, by signing the form and indicating the date that the plan was adopted or the instruction given, that person makes such representation as of the plan adoption or instruction date. Name and Address of Seller Title of Securities Sold Date of Sale Amount of Securities Sold Gross Proceeds

ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001) DATE OF NOTICE (SIGNATURE) DATE OF PLAN ADOPTION OR GIVING OF INSTRUCTION, IF RELYING ON RULE 10B5-1 The notice shall be signed by the person for whose account the securities are to be sold. At least one copy of the notice shall be manually signed. Any copies not manually signed shall bear typed or printed signatures.